Exhibit 23.16

Consent of Jordan Anderson

Reference is made to the Registration Statement on Form S-8 and any amendments thereto, and the documents incorporated by reference therein (the “Registration Statement”) of Orla Mining Ltd. (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

I, Jordan Anderson, consent to (i) the inclusion and incorporation by reference in the Registration Statement, including any amendments or supplements thereto, of references to and information derived or summarized from the technical report dated effective February 23, 2022, entitled “South Railroad Project Form 43-101F1 Technical Report Feasibility Study, Elko County, Nevada” (the “Technical Report”), or portions thereof, that was prepared by me, that I supervised the preparation of and/or was reviewed and approved by me and (ii) the use of and references to my name, including as an expert or "qualified person", in connection with the Technical Report or the Registration Statement, including any amendments or supplements thereto.

/s/ Jordan Anderson
Jordan Anderson, QP RM-SME.

Dated: May 24, 2023